                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Clark/Bardes Holdings, Inc. for the registration of 1,888,887 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 2000, with respect to the consolidated financial statements of Clark/Bardes Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas                                     ERNST & YOUNG LLP
September 19, 2000